EXHIBIT 10.30

AMENDED AND RESTATED LICENSE AGREEMENT

     THIS AGREEMENT, dated as of August 1,1992, is by and between Perot Systems Family Corporation, a Texas corporation and H. R. Perot, (collectively “Licensor”), and Perot Systems Corporation, a Texas corporation (“Licensee”).

WITNESSETH:

     WHEREAS, Licensor has certain rights to make business use of the names “Perot” and “Perot Systems” (collectively the “Name”); and

     WHEREAS, Perot Systems Family Corporation and Licensee, through its predecessor Perot Systems Information Systems, Inc., entered into a License Agreement dated May 18,1988, pursuant to which Licensee was granted the right to use the name in connection with its business; and

     WHEREAS, the parties wish to amend and restate their Agreement as set forth hereinafter;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

     1.     Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee the right to use “Perot Systems Corporation” as a corporate name and “Perot Systems” as a trade name in connection with Licensee’s business and that of any legal entities which are or may hereafter become direct or indirect wholly-owned subsidiaries (“Subsidiaries”) of Licensee. To that extent, all such Subsidiaries shall be deemed Licensees hereunder.

     2.     Ownership of Name. Licensee acknowledges Licensor’s rights in the Name and agrees it will do nothing inconsistent with such rights. Licensee shall keep Licensor informed of the products and services with respect to which the Name is used by Licensee and shall comply with any reasonable guidelines relating to the use of the Name that Licensor may provide to Licensee from time to time.

     3.     Quality Standards. Licensee agrees that it will not use the Name in any manner, or in connection with any products or services, which might, in Licensor’s sole judgment, result in a diminution of the value of the Name or bring disrepute to the Name. Licensee shall have no right to use the Name except in connection with use of “Perot Systems Corporation” as its corporate name, “Perot Systems” as part of the name of a Subsidiary, and “Perot Systems” as a trade name.

     4.     Infringement Proceedings. Licensee agrees to notify Licensor of any unauthorized use of the Name by others promptly as it comes to Licensee’s attention. At the request of the Licensor or with the Licensor’s approval, Licensee shall, at its expense, promptly bring infringement or unfair competition proceedings with regard to any unauthorized use of the Name. Licensor shall have the right to join in any such proceeding at its expense.

     5.     Term. The rights granted to Licensee in this Agreement shall continue indefinitely, but either party may, in its discretion, terminate such rights at any time, with or without cause, by giving the other party written notice of such intended termination. Licensee shall discontinue all use of the Name in accordance with Section 6 hereof within one year following the receipt of any such notice of intended termination.

     6.     Effect of Termination. Upon receipt of notice of intended termination of the rights granted in this Agreement, Licensee shall, within one year thereafter, discontinue all use of the Name and any name or mark confusingly similar thereto, shall delete “Perot” from its corporate name and trade name and that of any subsidiaries, and shall take whatever other actions may be reasonably necessary to ensure that all rights in the Name and the goodwill connected therewith shall remain Licensor’s property.

     7.     Trademarks and Service Marks. Licensee has and shall have the right to register “Perot Systems” as a trademark or service mark in any country or state in connection with uses of the Name permitted by this Agreement, and to take any other steps Licensee deems appropriate, at its expense to protect or enhance the intellectual property rights granted in this Agreement. In the event of any termination of this Agreement, and upon the request of Licensor, Licensee will transfer to Licensor all such trademarks, service marks, and other intellectual property rights relating to the Name which Licensee may then have.

     8.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     9.     Severability. If any provision of this Agreement shall be held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement shall not be affected thereby.

     10.     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to its subject matter and may be waived or modified only in writing.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

PEROT SYSTEMS FAMILY CORPORATION		PEROT SYSTEMS CORPORATION

By:	/s/ H. R. Perot	By:

	H. R. Perot President		J. Patrick Horner President

/s/ H. R. Perot

H.R. Perot